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                                                      K-tel International, Inc.
                                                                 2000 Form 10-K
                                                                     Exhibit 21


SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of the Company and the jurisdiction in which each company was incorporated are listed below. Unless otherwise indicated, all of the voting securities of each subsidiary are owned by K-tel International, Inc. or one of its subsidiaries.

         K-tel International (USA), Inc.
         Minneapolis, Minnesota (a Minnesota corporation)

         Dominion Entertainment, Inc.
         Minneapolis, Minnesota (a Minnesota corporation)

         K-tel Ireland Limited
         Dublin, Ireland (an Ireland Corporation)

         K-tel Entertainment (CAN) Inc.
         (formerly ERA International, Ltd.)
         Winnipeg, Manitoba (a Canada corporation)

         K-tel Marketing Limited
         London, England (an England corporation)

         K-tel Entertainment (U.K.) Ltd.
         London, England (an England corporation)

         K-tel (Australia) Pty. Limited
         Southport, Queensland, Australia (an Australian corporation)

         Seminars, Inc.
         Minneapolis, Minnesota (a Minnesota corporation)

         K-tel Consumer Products, Inc.
         Minneapolis, Minnesota (a Minnesota corporation)

         K-tel Direct, Inc.
         Minneapolis, Minnesota (a Minnesota corporation)

         K-tel TV, Inc.
         Minneapolis, Minnesota (a Minnesota corporation)

         K-tel Video, Inc.
         Minneapolis, Minnesota (a Minnesota corporation)

         K-tel Productions, Inc.
         Minneapolis, Minnesota (a Minnesota corporation)

         K-tel Online, Inc.
         Minneapolis, Minnesota (a Minnesota corporation)